EXHIBIT 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At The Company -	- At ALPHA IR -
Scott F. Stephens	Analyst Contact:
Vice President - Finance & CFO	Chris Hodges
(847) 349-2577	(312) 445-2870
Email: sstephens@amcastle.com	Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 29, 2014

A. M. CASTLE & CO. REPORTS FIRST QUARTER 2014 RESULTS

OAK BROOK, IL, APRIL 29th - A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the three months ended March 31, 2014.

Consolidated net sales were $253.4 million for the first quarter of 2014, compared to $292.7 million in the first quarter of 2013.  Reported net loss for the quarter was $16.0 million, or a loss of $0.69 per diluted share, compared to a net loss of $10.6 million, or $0.46 per diluted share, in the prior year quarter.  The Company’s EBITDA was $0.4 million, or 0.1% of net sales, in the first quarter of 2014, compared to $4.8 million, or 1.6% of net sales, in the first quarter of 2013. First quarter 2014 adjusted non-GAAP net loss was $15.7 million compared to $8.1 million in the first quarter of 2013, and adjusted EBITDA for the first quarter of 2014 was $0.9 million compared to $8.8 million in the first quarter of 2013.

"Net sales for the first quarter of 2014 were 8.7% higher than fourth quarter of 2013, but lagged prior year first quarter net sales by 13.4%. The quarter started off slow, which was further exacerbated by weather related interruptions and increased operating costs related to the poor weather conditions," said Scott Dolan, CEO of A. M. Castle & Co. Dolan added, "According to industry data, the Company trailed first quarter of 2014 metals industry sales volumes. However, we did see year-over-year improvement for certain products and our overall Metals sales volumes increased by 13.4% compared to the fourth quarter of 2013. Additionally, we saw sequential improvement in Metals volumes and net sales per day throughout the first quarter, with March activity the highest within the quarter. We were pleased with the level of sales exiting the quarter compared to where the quarter began."

The Metals segment first quarter of 2014 net sales of $219.1 million were 15.2% lower than the first quarter of last year, primarily due to a 10.5% decline in average pricing and a 4.5% volume decline. In the Plastics segment, first quarter of 2014 net sales of $34.3 million were flat compared to the first quarter of 2013.

Gross material margins were 25.6% in the first quarter of 2014, compared to 25.0% in the first quarter of 2013. Reported gross material margins included LIFO income of $1.2 million for the first quarter of 2014 and LIFO expense of $0.7 million in the same quarter last year. In addition, restructuring charges of $0.8 million impacted cost of materials in the first quarter of 2013 while there were no restructuring charges in cost of materials in the first quarter of 2014.

Operating expenses were $72.2 million in the first quarter of 2014 and $74.3 million in the same quarter last year. Restructuring charges in operating expenses were $0.7 million in the first quarter and $2.2 million in the prior year first quarter. The $0.7 million of pre-tax restructuring charges recorded during the first quarter of 2014 related to a plant consolidation announced in October 2013. "Operating expenses were higher than plan for the first quarter of 2014.

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During the quarter, we realized the structural cost reductions that were driven by our 2013 restructuring actions. However, the Company experienced temporary frictional costs during the first quarter of 2014 including higher plant overtime, transportation and outside service costs that were necessary to complete the facility transitions and inventory strategies," stated Dolan.

The effective tax rate was 0.3% for the first quarter of 2014 compared to 10.2% for the first quarter of 2013. The lower effective tax rate in the first quarter of 2014 reflected valuation allowances recorded against the UK deferred tax assets and no tax benefits for first quarter of 2014 losses in the U.S. and UK due to the potential that they may not be realized. Under normal operating conditions, the Company’s effective tax rate is expected to be in the range of 32% to 35%. However, based on current estimates, the effective tax rate for 2014 is expected to be in the range of 11% to 12%.

Net cash used in operations was $2.9 million for the first quarter of 2014. The cash and cash equivalents balance at March 31, 2014 was $25.7 million compared to $30.8 million at December 31, 2013. The Company had no cash borrowings under its revolving credit facility at March 31, 2014 and December 31, 2013. The Company’s net debt-to-capital ratio was 40.9% at March 31, 2014 compared to 38.7% at December 31, 2013.  Total debt outstanding, net of unamortized discount, was $247.0 million at March 31, 2014 and $246.0 million at December 31, 2013. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Dolan concluded, “Our team drove substantial progress in the implementation of our commercial initiatives during the quarter, and we anticipate these initiatives will gain momentum through the remainder of 2014. As an example, the number of active accounts for our Metals segment remained steady throughout the first quarter of 2014, and new business wins exceeded normal account attrition. We also saw an increase in quote activity in the first quarter of 2014 compared to the prior year period, which we believe is a good sign that our commercial initiatives are making incremental progress. As we move forward, we remain focused on growing the business and leveraging our facility and trucking footprint, improving on-time delivery and optimizing inventory distribution and timing. We are optimistic about the second quarter based on the sequential sales improvement we saw during the first quarter. If markets continue to improve, we remain optimistic that 2014 will generate modest sales growth over the prior year."

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the first quarter of 2014 and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (888) 517-2513 or (847) 619-6533 and citing code 9042 182#.  A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.  A replay of the conference call will also be available by calling (888) 843-7419 or (630) 652-3042 and citing code 9042 182#.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of 46 service centers located throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations.

EX-2-

The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended
(Dollars in thousands, except per share data)
Unaudited	March 31,
	2014	2013
Net sales	$253,410	$292,714
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	188,531	219,431
Warehouse, processing and delivery expense	35,381	35,584
Sales, general, and administrative expense	29,624	29,876
Restructuring charges	739	2,225
Depreciation and amortization expense	6,457	6,571
Operating loss	(7,322)	(973)
Interest expense, net	(9,952)	(10,188)
Other expense	(682)	(2,299)
Loss before income taxes and equity in earnings of joint venture	(17,956)	(13,460)
Income taxes	51	1,369
Loss before equity in earnings of joint venture	(17,905)	(12,091)
Equity in earnings of joint venture	1,907	1,469
Net loss	$(15,998)	$(10,622)
Basic loss per share	$(0.69)	$(0.46)
Diluted loss per share	$(0.69)	$(0.46)
EBITDA *	$360	$4,768

*Earnings before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended

(Dollars in thousands)	March 31,
Unaudited	2014	2013
Net loss	$(15,998)	$(10,622)
Depreciation and amortization expense	6,457	6,571
Interest expense, net	9,952	10,188
Income taxes	(51)	(1,369)
EBITDA	360	4,768
Non-GAAP net loss adjustments (a)	531	4,013
Adjusted EBITDA	$891	$8,781

(a) Non-GAAP net loss adjustments relate to restructuring charges and unrealized (gains) losses for commodity hedges for both periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table below.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	March 31,	December 31,
Unaudited	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$25,708	$30,829
Accounts receivable, less allowances of $3,515 and $3,463	145,911	128,544
Inventories, principally on last-in first-out basis (replacement cost higher by $129,638 and $130,854)	213,846	214,900
Prepaid expenses and other current assets	11,293	9,927
Deferred income taxes	1,924	3,242
Income tax receivable	3,694	3,249
Total current assets	402,376	390,691
Investment in joint venture	43,179	41,879
Goodwill	68,754	69,289
Intangible assets	65,968	69,489
Prepaid pension cost	16,758	16,515
Other assets	14,529	15,265
Property, plant and equipment
Land	4,915	4,917
Buildings	54,160	53,252
Machinery and equipment	181,270	179,632
Property, plant and equipment, at cost	240,345	237,801
Less - accumulated depreciation	(165,131)	(161,107)
Property, plant and equipment, net	75,214	76,694
Total assets	$686,778	$679,822
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$88,274	$69,577
Accrued liabilities	34,727	30,007
Income taxes payable	1,187	1,360
Current portion of long-term debt	396	397
Total current liabilities	124,584	101,341
Long-term debt, less current portion	246,601	245,599
Deferred income taxes	10,149	10,733
Other non-current liabilities	5,184	5,646
Pension and post retirement benefit obligations	6,543	6,609
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,567 shares issued and 23,439 outstanding at March 31, 2014 and 23,471 shares issued and 23,409 outstanding at December 31, 2013	235	234
Additional paid-in capital	224,787	223,893
Retained earnings	89,279	105,277
Accumulated other comprehensive loss	(18,905)	(18,743)
Treasury stock, at cost—128 shares at March 31, 2014 and 62 shares at December 31, 2013	(1,679)	(767)
Total stockholders' equity	293,717	309,894
Total liabilities and stockholders' equity	$686,778	$679,822

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CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2014	2013
Operating activities:
Net loss	$(15,998)	$(10,622)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation and amortization	6,457	6,571
Amortization of deferred financing costs and debt discount	1,927	1,710
Unrealized (gains) losses on commodity hedges	(208)	1,031
Equity in earnings of joint venture	(1,907)	(1,469)
Dividends from joint venture	607	2,692
Deferred tax provision (benefit)	571	(417)
Other, net	243	(510)
Increase (decrease) from changes in:
Accounts receivable	(17,930)	(25,763)
Inventories	904	32,272
Prepaid expenses and other current assets	(1,365)	(395)
Other assets	1,972	55
Prepaid pension costs	173	(1,219)
Accounts payable	18,423	23,344
Income taxes payable and receivable	(1,454)	(1,218)
Accrued liabilities	4,818	6,299
Postretirement benefit obligations and other liabilities	(102)	224
Net cash (used in) from operating activities	(2,869)	32,585
Investing activities:
Capital expenditures	(2,012)	(1,881)
Other investing activities	46	468
Net cash used in investing activities	(1,966)	(1,413)
Financing activities:
Proceeds from long-term debt	11,506	106,500
Repayments of long-term debt	(11,605)	(137,869)
Other financing activities	45	651
Net cash used in financing activities	(54)	(30,718)
Effect of exchange rate changes on cash and cash equivalents	(232)	(691)
Net change in cash and cash equivalents	(5,121)	(237)
Cash and cash equivalents—beginning of year	30,829	21,607
Cash and cash equivalents—end of period	$25,708	$21,370

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Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	For the Three Months Ended
(Dollars in thousands, except per share data)
Unaudited	March 31,
	2014	2013
Net loss, as reported	$(15,998)	$(10,622)
Restructuring charges (a)	739	2,982
Unrealized (gains) losses on commodity hedges	(208)	1,031
Tax effect of adjustments	(203)	(1,492)
Adjusted non-GAAP net loss	$(15,670)	$(8,101)
Adjusted non-GAAP basic loss per share	$(0.67)	$(0.35)
Adjusted non-GAAP diluted loss per share	$(0.67)	$(0.35)
(a) Restructuring charges include costs associated with the write-off of inventory included in cost of materials within the condensed consolidated statement of operation for the first quarter of 2013 and costs recorded to the restructuring charges line item within the condensed consolidated statement of operations for both periods presented.

Total Debt:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2014	2013
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$210,000	$210,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	—	—
Other, primarily capital leases	895	998
Total long-term debt	268,395	268,498
Less: unamortized discount	(21,398)	(22,502)
Less: current portion	(396)	(397)
Total long-term portion	246,601	245,599
TOTAL DEBT	$246,997	$245,996

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2014	2013
Total Debt	$246,997	$245,996
Less: Cash and Cash Equivalents	(25,708)	(30,829)
NET DEBT	$221,289	$215,167

Stockholders' Equity	$293,717	$309,894
Total Debt	246,997	245,996
CAPITAL	$540,714	$555,890

NET DEBT-TO-CAPITAL	40.9%	38.7%

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